As filed with the Securities and Exchange Commission on October 23, 2012

Registration No.  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Shutterstock, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	80-0812659
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

60 Broad Street, 30th Floor

New York, NY 10004

(Address of Principal Executive Offices)

Shutterstock, Inc. 2012 Employee Stock Purchase Plan

(Full Title of the Plans)

Jonathan Oringer

Chief Executive Officer

Shutterstock, Inc.

60 Broad Street, 30th Floor

New York, NY 10004

(646) 419-4452

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Brian B. Margolis, Esq.

David M. Ruff, Esq.

Orrick, Herrington & Sutcliffe LLP
51 West 52nd Street
New York, NY 10019
(212) 506-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share
To be issued under the 2012 Employee Stock Purchase Plan	2,000,000	(2)	$19.62	(3)	$39,240,000	$5,353
Total:	2,000,000				$39,240,000	$5,353	(4)

(1)                    Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2012 Employee Stock Purchase Plan (the “2012 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)                    Represents shares of common stock reserved for future issuance under the 2012 ESPP.

(3)                    Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of $19.62, which represents 85% of $23.08, the average of the high and low sale prices per share of the Registrant’s common stock on October 17, 2012, as reported on the New York Stock Exchange.  Pursuant to the 2012 ESPP, which plan is incorporated by reference herein, the purchase price of the shares of the Registrant’s common stock will generally be 85% of the lower of the fair market value of the common stock on the first trading day of the offering period or on the exercise date.

(4)                    On May 14, 2012, the Registrant filed a registration statement on Form S-1 (File No. 333-181376) and paid a registration fee in connection therewith in the amount of $13,179, of which $2,905 remains unused.  Pursuant to Rule 457(p) under the Securities Act, the $2,905 in unused fees paid in connection with the above-referenced registration statement on Form S-1 is offset against the currently due registration fee of $5,353 in connection with this Registration Statement, and the remaining $2,448 is being paid herewith.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Documents containing the information required by Part I of Form S-8 are omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.  In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the Note to Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Certain Documents by Reference

Shutterstock, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1) The Registrant’s Prospectus filed with the Commission on October 11, 2012, pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-181376), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(2) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35669) filed with the Commission on September 27, 2012, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 6.    Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“Delaware Law”) authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

The Registrant’s amended and restated certificate of incorporation, as currently in effect, contains provisions that limit the liability of its directors for monetary damages to the fullest extent permitted by Delaware Law.

Consequently, the Registrant’s directors will not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•        any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•        any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•        unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of Delaware Law; or

•        any transaction from which the director derived an improper personal benefit.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws, as currently in effect, provide that the Registrant is required to indemnify its directors and officers, in each case to the fullest extent permitted by Delaware Law. The Registrant’s amended and restated bylaws also provide that the Registrant is obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether the Registrant would otherwise be permitted to indemnify him or her under the provisions of Delaware Law.

The Registrant has entered and expects to continue to enter into agreements to indemnify its directors, executive officers and other employees as determined by its board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding.

The Registrant believes that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. The Registrant also maintains directors’ and officers’ liability insurance.

Item 7.    Exemption From Registration Claimed

Not applicable.

Item 8.    Exhibits

Exhibit
Number	Name

4.1*	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1).

4.2*	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1).

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1*	2012 Employee Stock Purchase Plan and Form of Subscription Agreement (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1).

*     Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-181376), as declared effective on October 10, 2012.

Item 9.    Undertakings

(a)   The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 23, 2012.

SHUTTERSTOCK, INC.

By:	/s/ Jonathan Oringer
Jonathan Oringer
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jonathan Oringer, Thilo Semmelbauer and Timothy E. Bixby, and each of them, as attorney-in-fact and agent with full power of substitution and resubstitution, for him or her in any and all capacities, to sign this Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jonathan Oringer	Founder, Chief Executive Officer and Director	October 23, 2012
Jonathan Oringer	(Principal Executive Officer)

/s/ Thilo Semmelbauer	President and Chief Operating Officer	October 23, 2012
Thilo Semmelbauer

/s/ Timothy E. Bixby	Chief Financial Officer	October 23, 2012
Timothy E. Bixby	(Principal Financial and Accounting Officer)

/s/ Steven Berns	Director	October 23, 2012
Steven Berns

/s/ Jeff Epstein	Director	October 23, 2012
Jeff Epstein

/s/ Thomas R. Evans	Director	October 23, 2012
Thomas R. Evans

/s/ Jeffrey Lieberman	Director	October 23, 2012
Jeffrey Lieberman

/s/ Jonathan Miller	Director	October 23, 2012
Jonathan Miller

EXHIBIT INDEX

Exhibit
Number	Name

4.1*	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1).

4.2*	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1).

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1*	2012 Employee Stock Purchase Plan and Form of Subscription Agreement (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1).

*      Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-181376), as declared effective on October 10, 2012.